UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 11, 2005

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 11, 2005, Blockbuster Inc. (“Blockbuster”) issued a press release announcing that in connection with its previously announced exchange offer for any and all of the outstanding common stock of Hollywood Entertainment Corporation (“Hollywood”), it is commencing an offer to purchase for cash all $225.0 million principal amount of 9.625% Senior Subordinated Notes due 2011 issued by Hollywood. In addition, Blockbuster is soliciting consents from the holders of such notes to approve certain amendments to the indenture under which the notes were issued. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Blockbuster Inc. press release, dated February 11, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: February 11, 2005	By:	/s/ Larry J. Zine
Larry J. Zine Executive Vice President, Chief Financial Officer and Chief Administrative Offer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Blockbuster Inc. press release, dated February 11, 2005